UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 5, 2012 (December 30, 2011)

Acadia Healthcare Company, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35331	46-2492228
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

830 Crescent Centre Drive, Suite 610, Franklin, Tennessee 37067

(Address of Principal Executive Offices)

(615) 861-6000

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into Material Definitive Agreement.

On December 30, 2011, Hermitage Behavioral, LLC (“Hermitage”), a Delaware limited liability company and a wholly-owned subsidiary of Acadia Healthcare Company, Inc., a Delaware corporation (“Acadia”), entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with Haven Behavioral Healthcare Holdings, LLC, a Delaware limited liability company (“Holdings”), and Haven Behavioral Healthcare, Inc., a Delaware corporation and a wholly-owned subsidiary of Holdings (“Haven”). Under the terms of the Purchase Agreement, Haven will sell to Hermitage, and Hermitage will buy from Haven, all of the issued and outstanding membership interests of two wholly-owned subsidiaries of Haven which own, operate and manage, directly or indirectly, three behavioral healthcare facilities (the “Transaction”). Acadia joined the Purchase Agreement for the purpose of being responsible, on a joint and several basis, with Hermitage for the payment and performance of all of the obligations of Hermitage arising under the Purchase Agreement. The companies expect to close the transaction during the first quarter of 2012.

The purchase price for the Transaction to be paid by Hermitage is $91.0 million. At closing, Hermitage shall deliver $5.0 million of the purchase price to a mutually agreeable escrow agent to be held in escrow until April 30, 2013 as security for potential indemnification claims. Acadia expects to fund the purchase price for the Transaction using net proceeds from its December 2011 equity offering and a partial draw on its revolving line of credit.

The Purchase Agreement contains customary representations, warranties, covenants and indemnities. Consummation of the Transaction is subject to various conditions, including expiration or termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, receipt of material governmental and other third party consents and approvals and other customary closing conditions. The Purchase Agreement contains termination rights, including a right for either party to terminate the Purchase Agreement if the closing shall not have occurred on or before April 1, 2012, subject to certain conditions.

The foregoing summary of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement attached as Exhibit 2 and incorporated herein by reference.

Item 8.01	Other Events.

On January 5, 2012, Acadia issued a press release announcing entry into the Purchase Agreement. A copy of the press release is attached as Exhibit 99 hereto, and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

2	Membership Interest Purchase Agreement, dated as of December 30, 2011, by and among Holdings, Haven and Hermitage*

99	Press Release of Acadia Healthcare Company, Inc., dated January 5, 2012

*	Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. Acadia agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACADIA HEALTHCARE COMPANY, INC.

Date: January 5, 2012	By:	/s/ Christopher L. Howard
Christopher L. Howard
Executive Vice President and General Counsel

INDEX TO EXHIBITS

Exhibit No.	Description

2	Membership Interest Purchase Agreement, dated as of December 30, 2011, by and among Holdings, Haven and Hermitage*

99	Press Release of Acadia Healthcare Company, Inc., dated January 5, 2012

*	Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. Acadia agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.